UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 28, 2016

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	38-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 28, 2016, the Board of Directors (“Board”) of American Axle & Manufacturing Holdings, Inc. (the “Company” or “AAM”) amended AAM’s by-laws to provide for a majority vote standard for the election of directors in uncontested elections. Accordingly, to be elected a director at a stockholder meeting, a nominee must receive the affirmative vote of a majority of the votes cast with respect to that director’s election. A majority of votes cast means that the number of votes cast “for” a nominee must exceed 50 percent of the votes cast with respect to that nominee (excluding “abstentions” and “broker non-votes”). If a director is not elected, the director must promptly tender his or her resignation to the Board for consideration in accordance with the procedures set forth in the by-laws. The Nominating/Corporate Governance Committee will then evaluate the best interests of AAM and its shareholders and will recommend to the Board the action to be taken with respect to the tendered resignation. Within 90 days from the date of the certification of the election results, the Company will publicly disclose the Board’s decision and the rationale behind it.

The foregoing summary of the terms of the amendment to the by-laws is qualified in its entirety by reference to the text of the Second Amended and Restated By-Laws of the Company (adopted as of July 28, 2016), a copy of which is filed as Exhibit 3.03, and incorporated herein by reference.

SECTION 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following item is filed with this report.

Exhibit No.	Description

3.03	Second Amended and Restated By-Laws of American Axle & Manufacturing Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Date: August 3, 2016	By:	/s/ David E. Barnes
David E. Barnes
General Counsel, Secretary & Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

3.03	Second Amended and Restated By-Laws of American Axle & Manufacturing Holdings, Inc.